SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 26, 2015

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, CT		06831
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 976-4636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

We are filing this Current Report on Form 8-K for the purpose of supplementing our publicly disclosed risk factors. The risk factors below should be considered together with the other risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Risks Relating to the Norbert Dentressangle SA (“ND”) Acquisition and ND

ND’s revenue is closely tied to changes in the European economy, and any deterioration in the European economy may have material adverse consequences on ND’s revenues, earnings, financial position and outlook.

ND’s business is principally in European transport and logistics, and its revenue is closely tied to changes in the economy that affect these sectors. An economic slowdown in one or more markets thus could have negative effects on ND’s earnings. Any deterioration in the economic environment may expose ND to various risks that are likely to have material adverse consequences on its revenues, earnings, financial position, and outlook, including:

•	the risk of a reduction in volumes transported, reducing growth opportunities for ND;

•	the risks of longer customer credit terms (which increase working capital requirements), bad debts, or bankruptcy of some customers; and

•	the risk that ND may be unable to adjust expenditures quickly in line with changes in market conditions.

ND is exposed to the European market, and the European economic downturn has hurt ND’s business volumes and earnings in Europe. Even though economic conditions have improved in some European regions, further slowdowns, primarily due to the sovereign debt crisis, could once again restrain economic growth in the euro zone, and have a material adverse effect on ND’s revenues, earnings, financial position and outlook. Specifically, ND’s business activities are sensitive to events that have a material impact on the economies of France or the United Kingdom, or to any other event that affects its operations in France or the United Kingdom, which together accounted for 65% of ND’s consolidated revenues in 2014. If these risks crystallize, they could have an adverse effect on ND’s business levels and its ability to win new customers or contracts, could result in an increase in the cost of acquiring new customers, or could have a negative impact on the prices charged by ND, resulting in a material adverse effect on ND’s revenues, earnings, financial position, and outlook.

ND’s business activities require a significant amount of labor and ND’s business may be materially adversely affected by a deterioration in industrial relations.

ND’s business activities require a significant amount of labor, which represents one of ND’s main costs, and it is essential that ND maintains good relations with employees, trade unions and other staff representative institutions. A deteriorating economic environment may result in tensions in industrial relations, which may lead to industrial action within ND companies that could have a direct impact on customer services. Specifically, ND is exposed to the risk of its facilities being blocked by ND employees on strike or other people on strike at facilities located close to ND’s locations, to risks from a general strike, and to the closure of roads due to mass protests. For example, in 2013 ND was affected by a strike of its drivers in Poland. Generally, any deterioration in industrial relations could have an adverse effect on ND’s revenues, earnings, financial position, and outlook.

ND’s business heavily relies on subcontracting and ND uses a large number of temporary employees in its operations. Any failure by ND to properly manage its subcontractors or its temporary employees could have a material adverse impact on ND’s revenues, earnings, financial position and outlook.

Subcontracting plays a key role in ND’s operations and ND subcontracts approximately 40% of its transport operations. ND is therefore exposed to various risks arising from managing its subcontractors, such as the risk that they do not fulfill their assignments in a satisfactory manner or within the specified deadlines. Such failures could compromise ND’s ability to honor its commitments to its customers, comply with applicable regulations or otherwise meet its customers’ expectations. In some situations, poor execution of services by ND’s subcontractors could result in ND’s customer terminating a contract with ND. Such failures by subcontractors could harm ND’s reputation and its ability to win new business and could lead to ND being liable for contractual damages. Furthermore, in the event of a failure by its subcontractors, ND could be required to perform unplanned work or additional services in line with the contracted service, without receiving any additional compensation. Lastly, some of ND’s subcontractors may not be insured, or may not have sufficient resources available to handle any claims from customers resulting from potential damage and losses relating to their performance of services on ND’s behalf. As a result, non-compliance with their contractual or legal obligations by ND’s subcontractors may have a material adverse effect on ND’s business and financial condition.

ND also makes significant use of temporary staff, which comprised 18.6% of ND’s total headcount in 2014. ND cannot guarantee that its temporary employees are as well-trained as ND’s other employees. Specifically, ND is exposed to the risk that its temporary employees do not perform their assignments in a satisfactory manner or do not comply with ND’s safety rules in an appropriate manner, such as due to their lack of experience, which may cause harm to goods and people. If such risks materialize, they could have a material adverse effect on ND’s business and financial condition.

Due to the high volatility in the price of oil, ND cannot guarantee that the price of fuel will not increase in the future, which could have a material adverse impact on ND’s revenues, earnings, financial position and outlook.

In conjunction with its Transport, Logistics and Air & Sea businesses, ND is exposed to fluctuations in the price of oil. The price of fuel in Europe depends on movements in the oil price, fuel taxes and the euro/dollar exchange rate. While ND includes price adjustment clauses in the event of a change in the fuel purchase price in its transport customer contracts, these adjustments are unlikely to offset any increase in the price of oil in full, and often involve a delay between payment for the fuel and passing on some of the additional cost. Furthermore, a significant increase in the price of oil would be likely to increase ND’s working capital. Significant changes in the price or availability of oil or in ND’s ability to limit the impact of fluctuations in the oil price could therefore have a material adverse effect on ND’s revenues, earnings, financial position and outlook.

ND relies on a limited number of suppliers and any deterioration in the relationship with those suppliers, breach of contract or significant increase in prices could have a material adverse effect on ND’s revenues, earnings, financial position and outlook.

ND relies on a limited number of suppliers for certain products and services. Specifically, ND purchases approximately 55% of its trucks from a single supplier, Renault Trucks, with the remainder split evenly between two others. Although ND does not consider itself to be dependent on any one truck supplier, any deterioration in the relationship between ND and Renault Trucks, any breach, or any significant increase in the prices charged by Renault Trucks could have a material adverse impact on ND’s revenues, earnings, financial position and outlook, as ND may have to negotiate and enter into one or more new supply contracts, where the terms and conditions may be less favorable than those of the existing contract.

ND is subject to risks related to its logistics contracts with customers, and any failure by ND to adequately coordinate the terms of and control costs associated with such contracts could have a material adverse effect on ND’s revenues, earnings, financial position and outlook.

At times ND operates logistics sites for which the length of the contract by which ND rents the relevant site is not equal to the term of ND’s contract with a customer that uses such site. Although ND’s real estate policy generally leads to ND renting its warehouses for periods and according to lease termination conditions that are identical to those of ND’s customer contracts (with certain exceptions), ND is exposed to the risk of having empty and redundant areas in its logistics network. Specifically, in the event of the early termination of a service contract by an ND customer, ND may be exposed to various costs, such as redundancy costs, or costs relating to the payment of rent and maintenance expenses for warehouses specifically assigned to such contract. If ND is unable to adequately coordinate such contracts, or is unable to anticipate and minimize such costs via its customer contracts or otherwise, such costs may have a material adverse effect on ND’s revenues, earnings, financial position and outlook.

ND is subject to risks associated with retirement plans for its current and former employees, which could have a material adverse effect on ND’s revenues, earnings, financial position and outlook.

ND has previously completed various acquisitions of other companies. Following such acquisitions, ND has in some cases become obligated to manage the pension schemes of the acquired company. ND’s management of such obligations may represent a substantial financial expense for ND in the future. An unfavorable change in interest rates, inflation, asset values or the actuarial assumptions underlying such pension schemes may lead to a significant increase in the expenses of such schemes and deterioration in the solvency of such schemes.

In particular, from the completion of ND’s acquisitions of Christian Salvesen plc (“Christian Salvesen”) and TDG Limited (“TDG”), ND has managed two defined benefit retirement plans in the United Kingdom which cover some of its UK employees. These two retirement plans are closed to future rights and to new entrants. Financing for such retirement plans is negotiated between the trustees of the plans and ND every three years. The valuation of the Christian Salvesen retirement plan as of December 31, 2013 was concluded in December 2014. The plan had an £81 million deficit as of such date. A program to eliminate such deficit has been introduced by ND, and annual contributions to such plan (before ongoing administrative costs) by ND are expected to be £7.5 million per year until 2022. Similarly, the latest valuation of the TDG retirement scheme, as of December 31, 2012, reported a deficit of £55 million. A program has been implemented by ND to eliminate this deficit over a period of nine years from January 2, 2013. To fund contributions to the TDG plan from 2015 to 2022, ND expects to pay an annual amount equivalent to interest on £80 million at 12-month LIBOR plus a 1% margin based on LIBOR as of October 1st of the prior year. Under the foregoing formula, ND expects to pay over £1.6 million in 2015.

As noted above, the solvency of defined-benefit schemes is sensitive to the trend in the value of their assets, and to changes in interest rates and inflation, as well as to changes in actuarial assumptions (particularly life expectancy). An adverse change with respect to such factors could lead to a significant increase in ND’s required pension contributions and otherwise increase ND’s costs.

ND is subject to various claims, disputes and litigation, any of which could result in significant liability and/or defense or settlement costs, or otherwise have a material adverse effect on ND’s revenues, earnings, financial position and outlook.

ND is exposed to various legal risks related to its role as an employer, supplier of transport and logistical services and as a buyer of goods and services. ND is from time to time involved in a various administrative, legal and arbitration proceedings in the normal course of its business. ND may become subject to significant costs and liabilities resulting from litigation or other disputes arising from the operation of its business. ND may also become subject to legal sanctions. In the event that sanctions are ordered against ND, the application of such sanctions could have a material adverse impact on ND’s business. Any provisions recorded by ND in its financial statements for administrative, legal or arbitration proceedings could prove to be inadequate, regardless of the validity of the underlying claim.

For example, ND is subject to an ongoing investigation by the French Competition Authority. In July 2014, ND Distribution (formerly Darfeuille Services, a subsidiary of Christian Salvesen, which was acquired by ND in December 2007) received notification from the French antitrust authorities relating to alleged anti-competitive practices of companies in the parcel express delivery business. Most French companies participating in this market also received complaints covering several prior years. The investigation focuses on the role played by an industry syndicate, in which the participants are said to have exploited the syndicate’s “Pooling Business Advisory” meetings so as to align their sales practices and, in particular, prices. The French antitrust authorities are reviewing the period from June 2007 to March 2008, which straddles the period during which ND completed its indirect takeover of ND Distribution. ND expects that a hearing may be held late in 2015 or early in 2016. Additionally, ND is involved in certain proceedings in the Valence Criminal Court regarding a two-year preliminary enquiry into the way ND organizes international transport sub-contracting operations. No provision has been made in ND’s financial statements regarding either investigation, and while ND disputes the claims against it, any adverse findings or decisions arising out of such investigation could have a material adverse impact on ND’s business and financial condition.

As a result of the ND acquisition, XPO is more exposed to currency exchange rate fluctuations because the combined company has an increased proportion of its assets, liabilities and earnings denominated in foreign currencies as compared to XPO prior to the ND acquisition.

Prior to the ND acquisition, substantially all of XPO’s operations have been conducted in U.S. dollars. The ND acquisition significantly increased the potential impact of currency exchange rate fluctuations on our business. As a result of the ND acquisition, the financial results of the combined company will be more exposed to currency exchange rate fluctuations and an increased proportion of our assets, liabilities and earnings will be denominated in non-U.S. dollar currencies.

We will continue to present our financial statements in U.S. dollars but we will have a significant proportion of our net assets and income in non-U.S. dollar currencies, primarily the euro and pounds sterling. Consequently, a depreciation of non-U.S. dollar currencies relative to the U.S. dollar could have an adverse impact on our financial results.

The recent strength of the U.S. dollar relative to the euro is expected to result in relatively weaker reported financial results for the combined company for the full year 2015 compared to the pro forma results of the combined company during 2014. The U.S. dollar/euro exchange rate has fluctuated significantly over the past twelve months and may continue to fluctuate significantly in the future.

In particular, the economic uncertainties relating to European sovereign and other debt obligations and the related ongoing European financial restructuring efforts may cause the value of the euro to fluctuate against other currencies. Currency volatility also contributes to variations in ND’s sales of products and services in impacted jurisdictions. For example, in the event that one or more European countries were to replace the euro with another currency, ND’s sales into such countries, or in Europe generally, would likely be adversely affected until stable exchange rates are established. Accordingly, fluctuations in currency exchange rates could adversely affect ND’s business and financial condition and the business of the combined company.

ND is subject to various risks related to customer concentration.

ND is subject to risk related to customer concentration because of the relative significance of its largest customers to its overall business and the ability of those customers to negotiate aggressive pricing and other customer-favorable contract terms. A significant loss of business from, or adverse performance by, ND’s major customers may have a material adverse effect on ND’s financial condition, results of operations and cash flows. Similarly, the renegotiation of major customer contracts may also have an adverse effect on ND.

ND is also subject to credit risks associated with its customer concentration. If one or more of ND’s largest customers were to become bankrupt, insolvent or otherwise unable to pay for services provided by ND, ND may incur significant write-offs of accounts receivable or incur lease or asset-impairment charges that may have a material adverse effect on ND’s business and financial condition. ND has instituted risk management (including billing collection) practices and other procedures to minimize such risks, but such efforts may prove inadequate.

Any deterioration of the political and economic situation in the Ukraine may have a material adverse effect on ND’s revenues, earnings, financial positions and outlook.

ND operates in the logistics and transport businesses in the Ukraine, although less than 1% of ND’s revenue in 2014 was generated from the Ukraine. The structure of ND Logistics Ukraine SRL has been considerably weakened by the current political and economic environment, and its operations have been concentrated on only two existing customer contracts. Any deterioration of the political and economic situation in Ukraine may force ND to abandon the two ongoing contracts in Ukraine and could expose it to currency losses resulting from a devaluation of the Ukrainian currency. Any of these occurrences may have a material adverse impact on ND’s revenues, earnings, financial position, and outlook.

ND engages in the transportation of hazardous materials and any accidents that occur during the transportation of such materials could have a material adverse effect on ND’s revenues, earnings, financial position, and outlook

The transportation of hazardous materials involves risks resulting from the hazardous nature of these materials, the transportation methods used, the amounts transported, and the sensitivity of the regions crossed. Any accident during the transportation of hazardous materials may result in explosion, emission of a toxic cloud, soil or water pollution, or damage to property and harm to persons, potentially causing major health and environmental consequences and damage to ND’s reputation, which is likely to have a material adverse effect on ND’s revenues, earnings, financial position, and outlook.

ND’s business is subject to regulatory requirements in the countries in which ND operates, which could negatively impact ND’s business.

ND’s Transport, Logistics, and Air & Sea business segments are subject to regulation in the countries where ND operates. The regulatory environment is complex and subject to frequent change. ND’s failure to comply with applicable regulations could have a material adverse impact on ND’s business.

ND is subject to risks related to its insurance policies.

ND carries insurance under a number of different insurance policies. Although ND strives to maintain appropriate coverage, its insurance policies may only partially cover some risks to which it may be exposed. Insurance companies may also seek to limit or dispute ND’s compensation claims, which may limit ND’s ability to receive full compensation or any compensation at all under its insurance policies. Such limits, queries or delays may affect ND’s revenues, earnings, financial position and outlook. In addition, the occurrence of several events that give rise to significant compensation claims during a given calendar year could have a material adverse impact on ND’s insurance premiums.

ND is subject to tax risks in the countries in which it operates.

ND structures its commercial and financial activities in accordance with the varied and complex legal and regulatory requirements in effect in the various countries where it operates. Changes in regulations or their interpretations in various countries where ND operates could affect the amount of tax ND is required to pay.

Extreme weather conditions in countries where ND operates could have a material adverse effect on ND’s revenues, earnings, financial position and outlook.

ND’s business activities could be materially impacted by extreme weather in countries where it operates. Such conditions could result in transport interruptions and lower volumes of goods transported and could have a direct impact on the ability of ND’s clients to pursue their business activities. Extreme weather conditions could lead to a delay or interruption in the execution of certain contracts, which could result in a reduction in revenues, resulting in a material adverse effect on ND’s revenues, earnings, financial position and outlook.

Any failure in internal controls could have a material adverse consequence on ND’s revenues, earnings, financial position and outlook.

ND has set up a system of internal controls aimed at improving the management of its activities and operational efficiency. However, ND’s highly decentralized management exposes it to the risk of a failure in internal controls, primarily in terms of compliance with the accounting policies of each of its divisions and with rules applicable to commitment limits. Any failure in internal controls could have a material adverse consequence on ND’s revenues, earnings, financial position and outlook.

We depend on ND’s management team and key personnel to continue the operation of the ND business, and our strategy, business and financial condition could be harmed by the loss of their services.

ND’s operations and strategy depend in part on the skills of its management team and other key personnel. We rely on these individuals to successfully manage the ND business as a part of XPO. We may not be able to retain the services of such individuals due to the competitive marketplace for talented managers and the general uncertainty surrounding the acquisition and our business during the integration process following the completion of the ND acquisition. The loss of the services of one or more of ND’s executive officers or key personnel could reduce our ability to successfully manage the ND business following the acquisition, and could undermine our long-term business strategy. Leadership changes will occur from time to time and we cannot predict whether significant resignations will occur or whether we will be able to recruit additional qualified personnel to manage the ND business. The success of the ND business depends on the experience of ND’s management team and key personnel and their relationships with ND’s customers, suppliers and other constituents. The loss of these key personnel could negatively impact ND’s business and financial condition.

We have launched branding initiatives that may involve substantial costs and may not be favorably received by ND’s customers.

The ND business is being integrated into XPO, and over time is expected to be subsumed under the XPO brand name in the marketplace. We will incur substantial costs in rebranding ND products and services, and the combined company may not be able to achieve or maintain brand name recognition or status under the XPO brand that is comparable to the recognition and status previously enjoyed by XPO and ND separately. The failure of any such rebranding initiative could adversely affect our ability to (including by increasing the costs required to) attract and retain customers after the completion of the acquisition, which could have a material adverse effect on our revenues, earnings, financial position, and outlook.

We may not own all of the outstanding shares of ND.

We cannot provide assurances that we will be able to buy all of such remaining shares of ND. French law only permits “squeeze out” mergers when a holder owns more than 95% of the outstanding shares. If we do not own all of the outstanding shares of ND, we will not have access to all of its cash flow to service our debt, as any dividends will be required to be declared pro rata. In addition, we will be subject to limitations on our ability to enter into transactions with ND that are not on arms-length terms, which could limit synergies that we could otherwise obtain from the ND acquisition, may not be able to consolidate for tax purposes and ND will continue to incur costs as a public company.

Anticipated synergies from the ND acquisition may not materialize in the expected timeframe or at all.

We may not realize any or all of the anticipated synergies of the ND acquisition that we currently anticipate. Among the synergies that we currently expect are cross-selling opportunities to existing customers of XPO and ND, network synergies and other operational synergies. Our estimated synergies from the ND acquisition are subject to a number of assumptions about the timing, execution and costs associated with realizing such synergies. Such assumptions are inherently uncertain and are subject to a wide variety of significant business, economic and competition risks and uncertainties. There can be no assurance that such assumptions turn out to be correct and, as a result, the amount of synergies that we will actually realize and/or the timing of any such realization may differ significantly (and may be significantly lower) from the ones that we currently estimate and we may incur significant costs in realizing the reorganization of ND and in reaching the estimated synergies. We may not be successful in integrating some or all these businesses as currently anticipated, which may have a material adverse effect on our business and operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPO LOGISTICS INC.

Date: June 26, 2015	/s/ Gordon E. Devens
Gordon E. Devens
Senior Vice President, General Counsel and Secretary